Exhibit 24.1

THE PHOENIX COMPANIES, INC.

POWER OF ATTORNEY

Each person whose signature appears below does hereby: (i) constitute and appoint Tracy L. Rich, Steven L. Bray and John H. Beers, and each of them acting alone, as his or her true and lawful attorneys-in-fact and agents, in his or her name, place and stead to execute on his or her behalf, as an officer and/or director of The Phoenix Companies, Inc. (the “Company”), one or more Registration Statements of the Company on Form S-3 or any other appropriate form (each, a “Registration Statement”), including a prospectus and exhibits to such Registration Statement, and any and all amendments or supplements to such Registration Statement (including any and all post-effective amendments) for the purpose of registering securities to be issued by the Company under the Securities Act of 1933, as amended (the “Act”), and any Registration Statement filed pursuant to Rule 462(b) of the Act, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”) pursuant to the Act, and any applicable securities exchange or securities self-regulatory body, and any and all other instruments which any of said attorneys-in-fact and agents deems necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and, if applicable, the securities or Blue Sky laws of any State or other governmental subdivision; (ii) give and grant to each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as he or she might or could do in person, with full power of substitution and resubstitution; and (iii) ratify and confirm all that his or her said attorneys-in-fact and agents or substitutes may or shall lawfully do or cause to be done by virtue hereof.

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IN WITNESS WHEREOF, the undersigned have hereunto subscribed this power of attorney this 5th day of June, 2009.

/s/ James D. Wehr	/s/ Peter A. Hofmann
James D. Wehr President and Chief Executive Officer and Director	Peter A. Hofmann Senior Executive Vice President and Chief Financial Officer

/s/ David R. Pellerin	/s/ Thomas S. Johnson
David R. Pellerin Senior Vice President and Chief Accounting Officer	Thomas S. Johnson Chairman and Director

/s/ Sal H. Alfiero	/s/ Martin N. Baily
Sal H. Alfiero Director	Martin N. Baily Director

/s/ Jean S. Blackwell	/s/ Peter C. Browning
Jean S. Blackwell Director	Peter C. Browning Director

/s/ Arthur P. Byrne	/s/ Sanford Cloud, Jr.
Arthur P. Byrne Director	Sanford Cloud, Jr. Director

/s/ Gordon J. Davis	/s/ John H. Forsgren, Jr.
Gordon J. Davis Director	John H. Forsgren, Jr. Director

/s/ Ann Maynard Gray	/s/ John E. Haire
Ann Maynard Gray Director	John E. Haire Director

/s/ Jerry J. Jasinowski	/s/ Augustus K. Oliver
Jerry J. Jasinowski Director	Augustus K. Oliver Director

/s/ Arthur F. Weinbach
Arthur F. Weinbach Director

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